As filed with the Securities and Exchange Commission on July 17, 2008                                                                                                                                Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________

RISKMETRICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-8175809 (I.R.S. Employer Identification Number)
One Chase Manhattan Plaza, 44th Floor
New York, New York 10005
(Address of Principal Executive Offices)
_______________

RISKMETRICS GROUP, INC.
2000 STOCK OPTION PLAN

RISKMETRICS GROUP, INC.
2004 STOCK OPTION PLAN

INSTITUTIONAL SHAREHOLDER SERVICES HOLDINGS, INC.
EQUITY INCENTIVE PLAN

RISKMETRICS GROUP, INC.
2007 OMNIBUS INCENTIVE COMPENSATION PLAN

 (Full Title of the Plans)
_______________

Steven E. Friedman, Esq.
General Counsel
One Chase Manhattan Plaza, 44th Floor
New York, New York 10005
(Name and Address of Agent for Service)

(212) 981-7475
(Telephone Number, Including Area Code,
of Agent for Service)

Copies to:
Richard H. Gilden, Esq.
Ernest S. Wechsler, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock (par value $0.01 per share) to be issued under the RiskMetrics Group, Inc. 2000 Stock Option Plan	6,243,266	$1.99(2)	$12,424,099.34	$488.27
Common Stock (par value $0.01 per share) to be issued under the RiskMetrics Group, Inc. 2004 Stock Option Plan	4,567,023	$6.83(3)	$32,192,767.09	$1,265.18
Common Stock (par value $0.01 per share) to be issued under the Institutional Shareholder Services Holdings, Inc. Equity Incentive Plan	163,742	$2.96(4)	$484,676.32	$19.05
Common Stock (par value $0.01 per share) to be issued under the RiskMetrics Group, Inc. 2007 Omnibus Incentive Compensation Plan	2,899,342	$16.09(5)	$46,650,413.78	$1,833.36
	3,297,816	$16.39(6)	$54,051,204.24	$2,124.21
TOTAL	17,171,189	-	$145,803,160.77	$5,730.07

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the RiskMetrics Group, Inc. 2000 Stock Option Plan (the “2000 Plan”), the RiskMetrics Group, Inc. 2004 Stock Option Plan (the “2004 Plan”), the Institutional Shareholder Services Holdings, Inc. Equity Incentive Plan (the “ISS Plan”) and the RiskMetrics Group, Inc. Omnibus Incentive Compensation Plan (the “2007 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $1.99 per share represents the weighted average exercise price for outstanding options.

(3)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $6.83 per share represents the weighted average exercise price for outstanding options.

(4)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $2.96 per share represents the weighted average exercise price for outstanding options.

(5)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $16.09 per share represents the weighted average exercise price for outstanding options.

(6)
Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $16.39, the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 15, 2008.

RISKMETRICS GROUP, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

Item 1.    Plan Information.

The documents containing the information specified in this Item 1 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.    Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 31, 2008 (the “Annual Report”).

(b)
All other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report.

(c)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on January 23, 2008, and any amendment or supplement thereto.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the DGCL), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The Registrant’s Second Amended and Restated Certificate of Incorporation provides that none of the Registrant’s directors shall be personally liable for breach of fiduciary duty as a director. Any repeal or modification of that provision shall not adversely affect any right or protection, or any limitation of the liability of, any of such directors existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. The Registrant’s Second Amended and Restated Certificate of Incorporation provides for the indemnification of the Registrant’s directors, officers, employees and agents to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors which may, in certain cases, be broader than the specific indemnification provisions contained in the Registrant’s certificate of incorporation and by-laws. The indemnification agreements may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of the company and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number    Description

4.1
Form of Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

4.2	Form of Second Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP

10.1	Registrant’s 2000 Stock Option Plan (incorporated herein by reference to Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

10.2	Registrant’s 2004 Stock Option Plan (incorporated herein by reference to Exhibit 10.8 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

10.3
Institutional Shareholder Services Holdings, Inc.’s Equity Incentive Plan (incorporated herein by reference to Exhibit 10.10 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

10.4	Registrant’s 2007 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

23.1	Consent of Deloitte & Touche LLP

Item 9.    Undertakings.

1)	The undersigned Registrant hereby undertakes:

a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii)	To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of July, 2008.

                                                RISKMETRICS GROUP, INC.

                                                By: /s/ M. Ethan Berman
                                Name: M. Ethan Berman
                                Title:   Chief Executive Officer & Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint M. Ethan Berman, with full power of substitution and full power to act, his/her true and lawful attorney-in-fact and agent to act for him/her in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any and all registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 (including post-effective amendments) to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. Ethan Berman	Chief Executive Officer & Director (Principal Executive Officer)	July 17 , 2008
M. Ethan Berman

/s/ David M. Obstler	Chief Financial Officer (Principal Financial Officer)	July 17, 2008
David M. Obstler

/s/ Eric Daniels	Director of Finance (Principal Accounting Officer)	Juy 17, 2008
Eric Daniels

/s/ Lovida H. Coleman, Jr.	Director	July 17, 2008
Lovida H. Coleman, Jr.

/s/ Philip Duff	Director	July 17, 2008
Philip Duff

/s/ Rene M. Kern	Director	July 17, 2008
Rene M. Kern

/s/ Arthur Levitt	Director	July 17, 2008
Arthur Levitt

/s/ Christopher Mitchell	Director	July 17, 2008
Christopher Mitchell

/s/ Frank Noonan	Director	July 17, 2008
Frank Noonan

/s/ Lynn Sharp Paine	Director	July 17 2008
Lynn Sharp Paine

/s/ Stephen Thieke	Director	July 17, 2008
Stephen Thieke

/s/ Robert Trudeau	Director	July 17, 2008
Robert Trudeau

EXHIBIT INDEX

Exhibit Number   Description

4.1
Form of Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

4.2	Form of Second Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP

10.1	Registrant’s 2000 Stock Option Plan (incorporated herein by reference to Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

10.2	Registrant’s 2004 Stock Option Plan (incorporated herein by reference to Exhibit 10.8 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

10.3
Institutional Shareholder Services Holdings, Inc.’s Equity Incentive Plan (incorporated herein by reference to Exhibit 10.10 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

10.4	Registrant’s 2007 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-146167), as amended)

23.1	Consent of Deloitte & Touche LLP